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                                  EXHIBIT 23.1
                         CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
e-centives, Inc.

We consent to the use of our report dated February 9, 2001 with respect to the balance sheets of e-centives, Inc. as of December 31, 1999 and 2000 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, incorporated herein by reference and to the reference to our Firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

McLean, Virginia
November 21, 2001